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                                                                     Exhibit 3.1


                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                           PARADYNE ACQUISITION CORP.


         The undersigned does hereby certify that the following Amended and Restated Certificate of Incorporation has been duly approved pursuant to Sections 242 and 245 of the Delaware General Corporation Law. The original Certificate of Incorporation was filed with the State of Delaware on June 7, 1996 under the name, "PD Acquisition Corp.", and was amended on June 13, 1996, changing the corporation's name to "Paradyne Acquisition Corp."

         The Certificate of Incorporation of this corporation is hereby amended and restated as follows:

                                       I.

         The name of this corporation is Paradyne Networks, Inc.

                                      II.

         The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

                                      III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

         A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Sixty-Five Million (65,000,000) shares. Sixty Million (60,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001). Upon the filing of this Amended and Restated Certificate of Incorporation, every two (2) outstanding shares of Common Stock of this corporation shall be combined into one (1) share of Common Stock.

         B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law ("DGCL"), to

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fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

         For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A. Number and Classification of Directors

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

                  2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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                  3. Vacancies

                           a. Subject to the rights of the holders of any series
of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                           b. If at the time of filling any vacancy or any newly
created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at lest ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

                  4. Removal

                           a. Neither the Board of Directors nor any individual
director may be removed without cause.

                           b. Subject to any limitation imposed by law, any
individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors.

         B. Bylaws and Stockholder Actions

                  1. Subject to paragraph (h) of Section 42 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                  2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                  3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and following the closing of the Initial Public Offering, no action shall be taken by stockholders by written consent.

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                  4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

         A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

         B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

         A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock of the corporation required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation, voting together as a single class, shall be required to alter, amend or repeal Articles.


         IN WITNESS WHEREOF, this Amended and Restated Certificate has been subscribed this 7th day of June, 1999 by the undersigned who affirms that the statements made herein are true and correct.



                                           /s/ Andrew S. May
                                           -------------------------------------
                                           ANDREW S. MAY
                                           President and Chief Executive Officer



ATTEST:


/s/ James L. Slattery
------------------------------------
JAMES L. SLATTERY
Corporate Secretary

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                           CERTIFICATE OF AMENDMENT OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             PARADYNE NETWORKS, INC.

         Paradyne Networks, Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

         FIRST: That in accordance with the requirements of Section 141 and 242 of the DGCL, the Board of Directors of the Corporation, acting at a meeting duly called and convened on December 27, 2001, duly adopted resolutions: (1) proposing and declaring advisable the amendment to the Amended and Restated Certificate of Incorporation of the Corporation to increase the number of shares of the Corporation's common stock, $.001 par value per share, that the Corporation is authorized to issue from 60,000,000 shares to 80,000,000 shares and (2) recommending that such amendment be submitted to the stockholders of the Corporation for their consideration and approval at a special meeting of stockholders.

         SECOND: That the amendment to the Amended and Restated Certificate of Incorporation of the Corporation is as follows:

         Section A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby deleted in it is entirety and replaced with the following:

         "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Eighty-Five Million (85,000,000) shares. Eighty Million (80,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

         THIRD: That thereafter, pursuant to resolutions of the Board of Directors, the stockholders of the Corporation duly approved the aforesaid amendment to the Amended and Restated Certificate of Incorporation of the Corporation.

         FOURTH: That the aforesaid amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 141, 211 and 242 of the DGCL.

         FIFTH: That said amendment is to become effective upon the filing of this Certificate of Amendment.


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         IN WITNESS WHEREOF, Paradyne Networks, Inc. has caused this certificate to be signed by its authorized officer, this 5th day of March, 2002.




                                   /s/ Patrick M. Murphy
                                   ---------------------------------------------
                                   By: Patrick M. Murphy
                                   Title: Senior Vice President, Chief Financial
                                            Officer, Treasurer and Secretary